UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On May 14, 2013, Entercom Communications Corp. (the “Company”) held its annual meeting of shareholders.

(b) The following matters were voted on at the Company’s annual meeting of shareholders:

(i)	the election of two Class A directors;

(ii)	the election of three directors other than Class A directors;

(iii)	the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013.

At the annual meeting of shareholders:

(i)	David J. Berkman and Daniel E. Gold were elected as Class A directors for one-year terms expiring at the Company’s 2014 annual meeting or until their successors are duly elected and qualified;

(ii)	Joseph M. Field, David J. Field and Robert S. Wiesenthal were elected as directors for one-year terms expiring at the Company’s 2014 annual meeting or until their successors are duly elected and qualified; and

(iii)	the shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013.

The voting results were as follows:

(I) Election of Class A Directors:

Nominee	For	Withheld	Broker Non-Vote
David J. Berkman	18,153,411	2,932,987	6,817,305
Daniel E. Gold	18,026,272	3,060,126	6,817,305

(II) Election of Other Directors:

Nominee	For	Withheld	Broker Non-Vote
Joseph M. Field	85,968,541	1,093,177	6,817,305
David J. Field	86,368,370	693,348	6,817,305
Robert S. Wiesenthal	84,164,681	2,897,037	6,817,305

(III) Ratification of The Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
93,814,244	49,718	15,061	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President

Dated: May 16, 2013